UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

YZAPP INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-111696	n/a
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

c/o BMC Acquisitions Corp., LLC
570 Lexington Avenue, New York, New York 10022
(Address of principal executive offices)

(Registrant's telephone number, including area code) 212-702-6500

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

360 Main Street P.O. Box 518 Washington, VA 22747
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

EXPLANATORY NOTE

Item 1.01 Entry Into a Material Definitive Agreement

On August 6, 2008 YzApp International, Inc. (the “Company”) entered into a material definitive agreement with Belmont Partners, LLC (“Belmont”) through which Belmont acquired 5,990,481 common shares of the company for sixty two thousand U.S. dollars ($62,000.00).  On August 5, 2008 Belmont and the Company entered into a material definitive agreement with BMC Acquisitions Corp. LLC (“BMC”) through which the Belmont sold to BMC 5,878,894 shares for $300,000.00.  The closing of the transactions occurred on August 12, 2008.

Item 5.01 Change in Control of the Registrant

Upon the closing of the Purchase, the Buyers acquired an aggregate of 5,878,894 shares of Common Stock, or approximately 50.5% of the issued and outstanding Common Stock, and attained voting control of the company.

We are presently authorized to issue 50,000,000 shares of common stock. Prior to the closing, as of August 11, 2008, 11,746,041 shares of common stock were issued and outstanding. After the closing, as of August 12, 2008, there are 11,746,041 shares of common stock issued and outstanding.

The following table sets forth certain information, as of August 12, 2008, with respect to the beneficial ownership of the Company’s outstanding common stock. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock (1)

BMC Acquisitions Corp. LLC 570 Lexington Avenue, New York, NY 10022	5,878,894	50.05%
Joseph Meuse, Director 360 Main Street Washington, VA 22747	0	0%
Eugene M. Weiss, President and Director 21 Basket Neck Lane Remsenberg, NY 11960	0	0%

All officers and directors as a group (2 persons)	0	0%

(1)
Applicable percentage ownership is based on an assumption of 11,746,041 shares of common stock outstanding as of August 12, 2008, together with other securities exercisable or convertible into shares of common stock within 60 days of such date by each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently obtainable or obtainable within 60 days of August 12, 2008 by exercise or conversion of other securities are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The Company was a "shell company", as defined in Rule 12b-2 of the Exchange Act prior to the change of control. In accordance with paragraph (8) of Item 5.01 of Form 8-K, the Company is required to provide the information that would be required if the Company were filing a Form 10 registration statement under the Exchange Act, provided that where such information has been previously reported, the Company may identify the filing in which this disclosure is included instead of including the required disclosure in this Form 8-K. The following Form 10 information is provided, with reference to the filing made by the Company in which the information is disclosed, where the information is not included in this report:

Form 10 Item	Description	Filing Where Information Included
Part I-Item 1	Description of Business	Form 10-Q quarterly report filed on June 23, 2008

Part I-Item 2	Plan of Operation	Form 10-Q quarterly report filed on June 23, 2008

Part I-Item 3	Security Ownership of Certain Beneficial Owners and Management	Form 10-KSB annual report filed on November 20, 2007

Part I-Item 5	Directors and Executive Officers, Promoters and Control Persons	Provided below in this Current Report of Form 8-K

Part I-Item 6	Executive Compensation	Form 10-KSB annual report filed on November 20, 2007

Part I-Item 7	Certain Relationships and Related Transactions	Form 10-KSB annual report filed on November 20, 2007

Part I-Item 8	Description of Securities	Form 10-KSB annual report filed on November 20, 2007

Part II-Item 1	Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters	Form 10-KSB annual report filed on November 20, 2007

Part II-Item 2	Legal Proceedings	Form 10-KSB annual report filed on November 20, 2007

Part II-Item 3	Changes in and Disagreements with Accountants	Form 10-KSB annual report filed on November 20, 2007

Part II-Item 4	Recent Sale of Unregistered Securities	Form 10-KSB annual report filed on November 20, 2007

Part II-Item 5	Indemnification of Directors and Officers	Provided below in this Current Report of Form 8-K

Part F/S	Financial Statements	Form 10-KSB annual report filed on November 20, 2007 and Form 10-Q/A filed June 24, 2008

Part III	Exhibits	Form 10-KSB annual report filed on November 20, 2007 and Form 10-Q/A filed June 24, 2008

Changes to the Board of Directors

The following sets forth the names of the current Director and executive officer of the Company, and the principal position with the Company held by such person. The Director serves one year terms or until his successor is elected. The Company has not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions due to the limited scope of its operations in the past and the short time elapsed since the Merger, but plans to establish some or all of such committees in the future. All such applicable functions have been performed by the Board of Directors as a whole. There are no family relationships among any of the Directors, nominees or executive officers.

There are no material proceedings known to the Company to which any director, officer or affiliate of the Company, or any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any affiliate of such persons is a party adverse to the Company or has a material interest adverse to the Company. There are no legal proceedings known to the Company that are material to the evaluation of the ability or integrity of any of the Directors or executive officers.

On August 1, 2008, Joseph Meuse was appointed to the board of directors as Director and President of the Company and, contemporaneously, Douglass Dunn and Brian Jaggard resigned from their positions as Directors and Officers of the Company on August 1, 2008.   On August 8, 2008, Mr. Meuse appointed Gene Weiss as the President and Director of the Company and Mr. Meuse thereafter resigned effective as of the effective date of the Information Statement that the Company intends to file on Schedule 14f-1.

Resigning Directors and Executive Officers

Douglass Dunn, Director and President

Mr. Dunn is a marketing professional with 17 years experience providing marketing and development expertise to a corporate, government and non-profit sector clientele. October 2003 to Present: Chief Operating Officer and Secretary of YzApp International Inc., Langley, British Columbia, Canada. Supporting the Founder/CEO in all activities and participating in all operational aspects of the firm as well as corporate strategy decisions, of a software company providing Internet ASP solutions. The leader in identification and development of strategic alliances. Directly responsible for all sales, marketing and communications programs. Acting CTO leading the software development team as well as leading testing, deployment and software enhancement efforts. Established all sales and customer service initiatives including lead creation, tracking, solicitation, training and technical support.  May 2001 to Present: Chief Operating Officer of YzApp Solutions Inc., Langley British Columbia, Canada. YzApp Solutions was a software company providing Internet ASP solutions. Chief Operating Officer was responsible for establishing sales and customer service initiatives including lead creation, tracking, solicitation, training and technical support.

Brian Jaggard, Director

Mr. Jaggard has 20 years experience as a financial manager and analyst in the automotive industry. October 2003 to Present: President, Chief Executive Officer and Chief Financial Officer of YzApp International Inc., Langley British Columbia, Canada. Responsible for the operations of the firm, reporting to the board of directors as well as appointment and direction of other managers and subcontractors.  August 2000 to Present: President and CEO of YzApp Solutions Inc., Langley British Columbia, Canada. Responsible for the operations of the firm, reporting to the board of directors as well as appointment and direction of other managers and subcontractors.

Joseph Meuse, Director, President

Joseph Meuse, age 38, resides in Warrenton, VA.  Mr. Meuse has been involved with corporate restructuring and reverse mergers since 1995.  He has been a Managing Partner at Belmont Partners as well as Castle Capital Partners since 1995. Additionally, Mr. Meuse maintains a position as a Board member of the following corporations: Pivotal Technologies, Inc., Niagara Systems, Inc., Retail Holdings, Inc., NuOasis Laughlin, Inc., Big Red Gold, Inc., PacWest Transfer, Global Filings, and 3DShopping, Inc. Mr. Meuse attended the College of William and Mary.

Director and Executive Officer Nominees

Eugene M. Weiss, Director and President

Gene Weiss, age 70, resides in Manhattan, NY.  He graduated Queens College in 1959, and attended New York University School of Law from 1959 to 1960. From 2005 to present, Mr. Weiss has been a manager at Progressive Capital Solutions LLC.  From 1995 to 2005, he was the President of Professional Fiscal Consultants, an insurance brokerage company and venture capital firm.

Limitation of Liability and Indemnification

As permitted by the Nevada General Corporation Law, we have adopted provisions in our certificate of incorporation and by-laws to be in effect at the closing of this offering that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or
•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our by-laws provide that:

•	we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the Nevada General Corporation Law; and
•
we will advance expenses, including attorneys' fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding. that might result in a claim for such indemnification

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)        Shell company transactions.

Not applicable.

(d)        Exhibits

Exhibit Number	Description
10.1	Form of Common Stock Purchase Agreement dated August 6, 2008 between the Registrant, and Belmont, filed herewith.

10.2	Form of Common Stock Purchase Agreement dated August 5, 2008 between the Belmont, and BMC, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yzapp International, Inc.

Dated: August 20, 2008	By:	/s/ Eugene M. Weiss
Name: Eugene M. Weiss
Title: President

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